Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

First Quarter 2025 Results

Princeton, NJ, April 24, 2025 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations for the quarter ended March 31, 2025.

President/CEO Edward Dietzler commented on the quarter results, “The Company completed the first quarter of 2025 with a strong financial performance in this challenging interest rate environment. The Company exhibited strong loan growth resulting in an increase of net loans of $37.7 million since year end 2024, representing an 8.4% annualized loan growth, while maintaining robust liquidity. Additionally, we have realized an increase in our net interest margin to 3.51% from 3.28% in the fourth quarter of 2024.”

The Company reported net income of $5.4 million, or $0.77 per diluted common share, for the first quarter of 2025, compared to $5.2 million, or $0.75 per diluted common share, for the fourth quarter of 2024, and net income of $4.3 million, or $0.68 per diluted common share, for the first quarter of 2024. The increase in net income for the first quarter of 2025 when compared to the fourth quarter of 2024 was primarily due to an increase in net-interest income of $750 thousand, decreases in the provision for credit losses of $172 thousand and its income tax expense of $85,000, and an increase in non-interest income of $163 thousand, partially offset by an increase in non-interest expense of $1.0 million. The increase in net income for the first quarter of 2025 when compared to the first quarter of 2024 was primarily due to increases of $3.2 million and $205 thousand in net interest income after provision for loan losses and non-interest income, respectively, partially offset by increases of $2.0 million and $443 thousand in non-interest expense and income tax expense, respectively,

Review of Statements of Financial Condition

Total assets were $2.32 billion at March 31, 2025, a decrease of $22.1 million, or 0.95% when compared to $2.34 billion at the end of 2024. The primary reasons for the decrease in total assets were related to decreases in cash of $49.7 million and in investment securities of $7.9 million, partially offset by an increase in net loans of $37.7 million. The increase in the Company’s net loans consisted of increases of $29.2 million in residential mortgages, and $19.0 million in commercial real estate loans, all partially offset by decreases of $8.0 million in construction loans and $2.9 million in commercial and industrial loans.

Total deposits on March 31, 2025, decreased $22.0 million, or 1.08%, when compared to December 31, 2024. The decrease in the Company’s deposits consisted of decreases in money market deposits of $26.5 million, certificates of deposit of $17.1 million, and non-interest-bearing deposits of $10.5 million, These were partially offset by increases in interest-bearing demand deposits of $30.5 million, and savings deposits of $1.7 million.

Total stockholders’ equity at March 31, 2025, increased $4.9 million or 1.89% when compared to December 31, 2024. The increase was primarily due to an increase in retained earnings of $3.3 million, which consisted of $5.4 million in net income, partially offset by $2.1 million of cash dividends recorded during the period, an increase in paid-in capital of $544 thousand, and a decrease in accumulated other comprehensive loss of $1.3 million. These were partially offset by a $163 thousand purchase of treasury stock. The ratio of equity to total assets at March 31, 2025 and at December 31, 2024 was 11.5% and 11.2%, respectively.

Asset Quality

At March 31, 2025, non-performing assets totaled $26.5 million, a decrease of $614 thousand when compared to the amount at December 31, 2024.

Review of Quarterly Financial Results

Net interest income was $18.8 million for the first quarter of 2025, compared to $18.0 million for the fourth quarter of 2024 and $15.4 million for the first quarter of 2024. The increase from the previous quarter was the result of a decrease in interest expense of $1.1 million, or 7.1%, partially offset by a decrease in interest income of $365 thousand, or 1.1%. The net interest margin for the first quarter of 2025 was 3.51%, an increase of 23 basis points when compared to the fourth quarter of 2024, and an increase by 9 basis points when compared to the first quarter of 2024. When comparing the first quarter of 2025 and the fourth quarter of 2024 periods, the decrease in interest expense and the increase in net interest margin were primarily associated with a decrease in total interest-bearing deposits of $8.3 million and a 17-basis point decrease in the rate on such deposits. This resulted in a decrease in the Company’s cost of funds of 13 basis points. The decrease in interest income for the first quarter was due to a $20.9 million decrease in average interest-earning assets (caused mostly by a $75.3 million reduction in the average balance of Federal funds sold), partially offset by an 11-basis point increase in the yield on interest-earning assets when compared to the fourth quarter of 2024.

When comparing the first quarter of 2025 and first quarter of 2024, net-interest income increased by $3.3 million, which was primarily due to an increase in average interest-earning assets of $347.0 million and an increase of 3 basis points in the yield earned on interest-earning assets, partially offset by the increase in average interest-bearing deposits of $306.8 million. The Bank’s cost of funds decreased by 12 basis points compared to the first quarter of 2024.

The Company recorded a provision for credit losses of $268 thousand during the first quarter of 2025, which consisted of an increase in the required reserve for credit losses on loans in the amount of $225 thousand and a increase in the reserve for unfunded liabilities of $43 thousand. The current quarter’s provision recorded on the Company’s statements of income was $172 thousand lower when compared to the provision for credit losses for the fourth quarter of 2024, and was $82 thousand higher when compared to the first quarter of 2024. For the quarter ended March 31, 2025, the Company recorded charge-offs of $84 thousand and recoveries of $143 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.29% at March 31, 2025 and 1.30% at December 31, 2024.

Total non-interest income of $2.2 million for the first quarter of 2025 increased $163 thousand or 8.0% when compared to the fourth quarter of 2024, and increased $205 thousand or 10.3% when compared to the first quarter of 2024. The increase from the first quarter of 2025 when compared to the fourth quarter of 2024 was due to an increase in other non-interest income of $151 thousand, and an increase of $38 thousand in loan fees. The increase over the prior year’s first quarter was primarily due to an increase in income from bank owned life insurance of $90 thousand and an increase in other non-interest income of $85 thousand.

Total non-interest expense of $13.8 million for the first quarter of 2025 increased $1.0 million, or 8.0%, when compared to the fourth quarter of 2024. This increase over the prior quarter was primarily due to increases in salaries and employee benefits expense of $654 thousand, data processing and communications expenses of $268 thousand, and federal deposit insurance expense of $256 thousand, partially offset by a decrease in other non-interest expense of $155 thousand. Total non-interest expense for the first quarter of 2025 increased $2.0 million or 16.5% when compared to the first quarter of 2024. This increase was primarily related to increases in salaries and employee benefits expense of $652 thousand, data processing and communications expense of $466 thousand, federal deposit insurance expense of $260 thousand, occupancy and equipment expense of $256 thousand, professional fees of $237 thousand and core deposit intangible expense of $108 thousand.

For the quarter ended March 31, 2025, the Company recorded an income tax expense of $1.5 million, resulting in an effective tax rate of 21.9%, compared to an income tax expense of $1.6 million resulting in an effective tax rate of 23.4% for the quarter ended December 31, 2024 and compared to an income tax expense of $1.0 million resulting in an effective tax rate of 19.7% for the quarter ended March 31, 2024.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the integration of the businesses of the Company and Cornerstone Bank following the completion of the transaction; the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2024, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,	March 31, 2025 vs December 31, 2024		March 31, 2025 vs March 31, 2024
	2025	2024	2024	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$67,674	$117,348	$172,067	$(49,674)	(42.33)%	$(104,393)	(60.67)%
Securities available-for-sale taxable	199,931	207,442	77,418	(7,511)	(3.62)	122,513	158.25
Securities available-for-sale tax-exempt	39,304	39,729	40,680	(425)	(1.07)	(1,376)	(3.38)
Securities held-to-maturity	159	161	167	(2)	(1.24)	(8)	(4.79)
Loans receivable, net of deferred loan fees	1,856,539	1,818,875	1,571,231	37,664	2.07	285,308	18.16
Allowance for credit losses	(23,942)	(23,657)	(18,618)	(285)	1.20	(5,324)	28.60
Goodwill	14,381	14,381	8,853	—	—	5,528	62.44
Core deposit intangible	3,403	3,632	1,301	(229)	(6.31)	2,102	161.57
Other real estate owened	—	295	—	(295)	(100.00)	—	N/A
Other assets	160,648	162,027	134,902	(1,379)	(0.85)	25,746	19.08

TOTAL ASSETS	$2,318,097	$2,340,233	$1,988,001	$(22,136)	(0.95)%	$330,096	16.60%

LIABILITIES
Non-interest checking	$290,496	$300,972	$247,056	$(10,476)	(3.48)%	$43,440	17.58%
Interest checking	331,032	300,559	215,364	30,473	10.14	115,668	53.71
Savings	172,546	170,880	149,386	1,666	0.97	23,160	15.50
Money market	464,012	490,543	378,652	(26,531)	(5.41)	85,360	22.54
Time deposits over $250,000	220,968	208,858	179,479	12,110	5.80	41,489	23.12
Other time deposits	531,612	560,813	535,683	(29,201)	(5.21)	(4,071)	(0.76)
Total deposits	2,010,666	2,032,625	1,705,620	(21,959)	(1.08)	305,046	17.88
Borrowings	—	—	—	—	—	—	N/A
Other liabilities	40,444	45,568	40,573	(5,124)	(11.24)	(129)	(0.32)

TOTAL LIABILITIES	2,051,110	2,078,193	1,746,193	(27,083)	(1.30)	304,917	17.46

STOCKHOLDERS’ EQUITY
Paid-in capital	120,452	119,908	98,312	544	0.45	22,140	22.52
Treasury stock [1]	(1,005)	(842)	(579)	(163)	19.34	(426)	100.00
Retained earnings	155,170	151,915	151,860	3,255	2.14	3,310	2.18
Accumulated other comprehensive income (loss)	(7,630)	(8,941)	(7,785)	1,311	(14.66)	155	(1.99)

TOTAL STOCKHOLDERS’ EQUITY	266,987	262,040	241,808	4,947	1.89	25,179	10.41

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,318,097	$2,340,233	$1,988,001	$(22,136)	(0.95)%	$330,096	16.60%

Book value per common share	$38.56	$38.07	$38.26	$0.49	1.29%	$0.30	0.78%
Tangible book value per common share [2]	$36.00	$35.45	$36.65	$0.55	1.55%	$(0.65)	(1.77)%

[1]	Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
[2]	Tangible book value per common share is a non-GAAP measure.

For more informaion, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at March 31, 2025 and December 31, 2024 were as follows:

	March 31, 2025	December 31, 2024
	(In thousands)
Commercial real estate	$1,404,108	$1,385,085
Commercial and industrial	89,941	92,857
Construction	249,187	257,169
Residential first-lien mortgages	97,255	68,030
Home equity / consumer	18,532	18,133

Total loans	1,859,023	1,821,274
Deferred fees and costs	(2,484)	(2,399)
Allowance for credit losses	(23,942)	(23,657)

Loans, net	$1,832,597	$1,795,218

The components of deposits at March 31, 2025 and December 31, 2024 were as follows:

	March 31, 2025	December 31, 2024
	(In thousands)
Demand, non-interest-bearing	$290,496	$300,972
Demand, interest-bearing	331,032	300,559
Savings	172,546	170,880
Money market	464,012	490,543
Time deposits	752,580	769,671

Total deposits	$2,010,666	$2,032,625

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$29,624	$24,940	$4,684	18.8%
Available-for-sale debt securities:
Taxable	2,616	564	2,052	363.8%
Tax-exempt	284	286	(2)	-0.7%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	769	2,274	(1,505)	-66.2%

Total interest and dividends	33,295	28,066	5,229	18.6%

Interest expense
Deposits	14,538	12,618	1,920	15.2%
Borrowings	—	—	—	N/A

Total interest expense	14,538	12,618	1,920	15.2%

Net interest income	18,757	15,448	3,309	21.4%
Provision for credit losses	268	186	82	44.1%

Net interest income after provision for credit losses	18,489	15,262	3,227	21.1%

Non-interest income
Income from bank-owned life insurance	471	381	90	23.6%
Fees and service charges	511	432	79	18.3%
Loan fees, including prepayment penalties	675	724	(49)	-6.8%
Other	533	448	85	19.0%

Total non-interest income	2,190	1,985	205	10.3%

Non-interest expense
Salaries and employee benefits	7,172	6,520	652	10.0%
Occupancy and equipment	2,285	2,029	256	12.6%
Professional fees	761	524	237	45.2%
Data processing and communications	1,626	1,160	466	40.2%
Federal deposit insurance	533	273	260	95.2%
Advertising and promotion	171	142	29	20.4%
Office expense	110	119	(9)	-7.6%
Other real estate owned expense	27	—	27	100.0%
Core deposit intangible	228	120	108	90.0%
Other	879	949	(70)	-7.4%

Total non-interest expense	13,792	11,836	1,956	16.5%

Income before income tax expense	6,887	5,411	1,476	27.3%
Income tax expense	1,509	1,066	443	41.6%

Net income	$5,378	$4,345	1,033	23.8%

Net income per common share - basic	$0.78	$0.69	$0.09	13.0%
Net income per common share - diluted	$0.77	$0.68	$0.09	13.2%
Weighted average shares outstanding - basic	6,905	6,328	577	9.1%
Weighted average shares outstanding - diluted	6,964	6,418	546	8.5%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	$ Change	% Change
Interest and dividend income
Loans and fees	$29,624	$29,477	$147	0.5%
Available-for-sale debt securities:
Taxable	2,616	2,090	526	25.2%
Tax-exempt	284	285	(1)	-0.4%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	769	1,806	(1,037)	-57.4%

Total interest and dividends	33,295	33,660	(365)	-1.1%

Interest expense
Deposits	14,538	15,653	(1,115)	-7.1%
Borrowings	—	—	—	N/A

Total interest expense	14,538	15,653	(1,115)	-7.1%

Net interest income	18,757	18,007	750	4.2%
Provision for credit losses	268	440	(172)	-39.1%

Net interest income after provision for credit losses	18,489	17,567	922	5.2%

Non-interest income
Income from bank-owned life insurance	471	481	(10)	-2.1%
Fees and service charges	511	527	(16)	-3.0%
Loan fees, including prepayment penalties	675	637	38	6.0%
Other	533	382	151	39.5%

Total non-interest income	2,190	2,027	163	8.0%

Non-interest expense
Salaries and employee benefits	7,172	6,518	654	10.0%
Occupancy and equipment	2,285	2,241	44	2.0%
Professional fees	761	795	(34)	-4.3%
Data processing and communications	1,626	1,358	268	19.7%
Federal deposit insurance	533	277	256	92.4%
Advertising and promotion	171	151	20	13.2%
Office expense	110	157	(47)	-29.9%
Other real estate owned expense	27	14	13	92.9%
Core deposit intangible	228	228	—	0.0%
Other	879	1,034	(155)	-15.0%

Total non-interest expense	13,792	12,773	1,019	8.0%

Income before income tax expense	6,887	6,821	66	-1.0%
Income tax expense	1,509	1,594	(85)	5.3%

Net income	$5,378	$5,227	$151	-2.9%

Net income per common share - basic	$0.78	$0.76	$0.02	-2.6%
Net income per common share - diluted	$0.77	$0.75	$0.02	-2.7%

Weighted average shares outstanding - basic	6,905	6,880	25	0.4%
Weighted average shares outstanding - diluted	6,964	6,984	(20)	-0.3%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2025		2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate

Earning assets
Loans	$1,851,439	6.49%	$1,551,206	6.47%	$300,233	0.02%
Securities
Taxable available-for-sale	203,992	5.13%	58,742	3.84%	145,250	1.29%
Tax-exempt available-for-sale	39,978	2.84%	40,758	2.81%	(780)	0.03%
Held-to-maturity	160	5.33%	183	5.10%	(23)	0.23%

Total Securities	244,130	4.76%	99,683	3.42%	144,447	1.34%
Other interest earning assets
Federal funds sold	53,314	4.42%	148,069	5.45%	(94,755)	-1.03%
Other interest-earning assets	16,028	4.81%	18,954	5.65%	(2,926)	-0.84%

Other interest-earning assets	69,342	4.51%	167,023	5.48%	(97,681)	-0.97%

Total interest-earning assets	2,164,911	6.24%	1,817,912	6.21%	346,999	0.03%
Total non-earning assets	170,945		140,659

Total assets	$2,335,856		$1,958,571

Interest-bearing liabilities
Checking	$325,278	1.94%	$242,030	1.98%	$83,248	-0.04%
Savings	171,404	2.24%	147,672	2.51%	23,732	-0.27%
Money market	476,338	3.10%	364,150	3.93%	112,188	-0.83%
Certificates of deposit	765,942	4.45%	678,306	4.12%	87,636	0.33%

Total interest-bearing deposits	1,738,962	3.39%	1,432,158	3.54%	306,804	-0.15%
Non-interest bearing deposits	287,506		244,089		43,417

Total deposits	2,026,468	2.91%	1,676,247	3.03%	350,221	-0.12%
Borrowings	—	N/A	—	N/A	—	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,738,962	3.39%	1,432,158	3.54%	306,804	-0.15%
Non-interest-bearing deposits	287,506		244,089

Total cost of funds	2,026,468	2.91%	1,676,247	3.03%	350,221	-0.12%
Accrued expenses and other liabilities	45,354		42,094
Stockholders’ equity	264,034		240,230

Total liabilities and stockholders’ equity	$2,335,856		$1,958,571

Net interest spread		2.85%		2.67%
Net interest margin		3.51%		3.42%
Net interest margin (FTE) [1,2]		3.56%		3.47%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2025		December 31, 2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate

Earning assets
Loans	$1,851,439	6.49%	$1,821,229	6.44%	$30,210	0.05%
Securities
Taxable available-for-sale	203,992	5.13%	175,898	4.75%	28,094	0.38%
Tax-exempt available-for-sale	39,978	2.84%	40,415	2.82%	(437)	0.02%
Held-to-maturity	160	5.33%	162	5.33%	(2)	0.00%

Total Securities	244,130	4.76%	216,475	4.39%	27,655	0.37%
Other interest earning assets
Federal funds sold	53,314	4.42%	128,652	4.78%	(75,338)	-0.36%
Other interest-earning assets	16,028	4.81%	19,503	5.31%	(3,475)	-0.50%

Other interest-earning assets	69,342	4.51%	148,155	4.85%	(78,813)	-0.34%

Total interest-earning assets	2,164,911	6.24%	2,185,859	6.13%	(20,948)	0.11%
Total non-earning assets	170,945		172,357

Total assets	$2,335,856		$2,358,216

Interest-bearing liabilities
Checking	$325,278	1.94%	$300,728	1.87%	$24,550	0.07%
Savings	171,404	2.24%	174,376	2.39%	(2,972)	-0.15%
Money market	476,338	3.10%	489,485	3.45%	(13,147)	-0.35%
Certificates of deposit	765,942	4.45%	782,647	4.54%	(16,705)	-0.09%

Total interest-bearing deposits	1,738,962	3.39%	1,747,236	3.56%	(8,274)	-0.17%
Non-interest bearing deposits	287,506		300,854		(13,348)

Total deposits	2,026,468	2.91%	2,048,090	3.04%	(21,622)	-0.13%
Borrowings	—	N/A	—	N/A	—	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,738,962	3.39%	1,747,236	3.56%	(8,274)	-0.17%
Non-interest-bearing deposits	287,506		300,854

Total cost of funds	2,026,468	2.91%	2,048,090	3.04%	(21,622)	-0.13%
Accrued expenses and other liabilities	45,354		49,069
Stockholders’ equity	264,034		261,057

Total liabilities and stockholders’ equity	$2,335,856		$2,358,216

Net interest spread		2.85%		2.56%
Net interest margin		3.51%		3.28%
Net interest margin (FTE) [1,2]		3.56%		3.32%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2025 March	2024 December	2024 September	2024 June	2024 March
Return on average assets	0.93%	0.88%	-0.82%	1.03%	0.89%
Return on average equity	8.26%	7.97%	-6.96%	8.54%	7.27%
Return on average tangible equity[1]	8.86%	8.56%	-7.50%	8.91%	7.60%
Net interest margin	3.51%	3.28%	3.41%	3.44%	3.42%
Net interest margin (FTE)[1]	3.56%	3.32%	3.45%	3.48%	3.58%
Adjusted efficiency ratio[1]	64.75%	62.62%	63.65%	65.90%	67.21%

COMMON STOCK DATA
Market value at period end	$30.55	$34.43	$36.98	$33.10	$30.78
Market range:
High	$34.31	$38.90	$39.12	$33.10	$36.25
Low	$30.02	$33.26	$32.40	$29.15	$29.72
Book value per common share at period end	$38.56	$38.07	$38.18	$38.54	$38.26
Tangible book value per common share[1]	$36.00	$35.45	$35.52	$36.98	$36.65
Shares of common stock outstanding (in thousands)	6,923	6,883	6,849	6,353	6,320

CAPITAL RATIOS
Total capital (to risk-weighted assets)	13.62%	13.52%	13.17%	14.66%	14.31%
Tier 1 capital (to risk-weighted assets)	12.44%	12.34%	12.02%	13.62%	13.26%
Tier 1 capital (to average assets)	10.88%	10.58%	11.44%	12.21%	11.99%
Equity to assets	11.52%	11.20%	11.11%	12.34%	12.16%
Tangible equity to tangible assets[1]	10.83%	10.51%	10.41%	11.90%	11.71%

CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$(60)	$86	$108	$(15)	$176
Annualized net charge-offs (recoveries) to average loans	-0.013%	0.019%	0.026%	-0.004%	0.045%

Nonperforming loans	$26,522	$26,841	$2,330	$3,198	$2,115
Other real estate owned	—	295	—	—	—

Total nonperforming assets	$26,522	$27,136	$2,330	$3,198	$2,115

Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.29%	1.30%	1.27%	1.17%	1.18%
Nonperforming loans	90.27%	88.14%	995.85%	577.36%	880.28%
Nonperforming assets	90.27%	87.18%	995.85%	577.36%	880.28%

Nonaccrual loans as a percent of total loans, net of deferred fees and costs	1.43%	1.48%	0.13%	0.20%	0.13%

[1]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization and merger-related expenses is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Adjusted earnings per share and adjusted diluted earnings per share are calculated by dividing net income adjusted for the provision for credit loss on non-purchase credit deteriorated loans and merger-related expenses by weighted outstanding shares.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2025 March	2024 December	2024 September	2024 June	2024 March
Net (loss) income (annualized)[1]	$21,811	$20,794	$(17,727)	$20,617	$17,475

Average equity[2]	264,034	261,057	254,645	241,550	240,230
Less: intangible assets	(17,784)	(18,013)	(18,241)	(10,044)	(10,154)

Average Tangible Equity	$246,250	$243,044	$236,404	$231,506	$230,076

Return on average tangible equity	8.86%	8.56%	-7.50%	8.91%	7.60%

Net interest income	$18,757	$18,007	$17,109	$15,968	$15,448
Other income	2,190	2,027	2,056	2,087	1,985

Total revenue	20,947	20,034	19,165	18,055	17,433

Non-interest expenses	$13,792	$12,773	$20,144	$12,009	$11,836
Less: core deposit intangible amortization	(228)	(228)	(143)	(111)	(120)
Less: merger-related expenses	—	—	(7,803)	—	—

Total operating expenses	$13,564	$12,545	$12,198	$11,898	$11,716

Adjusted efficiency ratio	64.75%	62.62%	63.65%	65.90%	67.21%

Total Assets	$2,318,097	$2,340,233	$2,354,730	$1,983,941	$1,988,001
Less: intangible assets	(17,784)	(18,013)	(18,241)	(10,044)	(10,154)

Tangible assets	$2,300,313	$2,322,220	$2,336,489	$1,973,897	$1,977,847

Stockholders’ equity	$266,987	$262,040	$261,502	$244,841	$241,808
Less: intangible assets	(17,784)	(18,013)	(18,241)	(10,044)	(10,154)

Tangible equity	$249,203	$244,027	$243,261	$234,797	$231,654

Tangible equity to tangible assets	10.83%	10.51%	10.41%	11.90%	11.71%

Tangible equity	$249,203	$244,027	$243,261	$234,797	$231,654
Shares outstanding (in thousands)	6,923	6,883	6,849	6,350	6,320

Tangible book value per share	$36.00	$35.45	$35.52	$36.98	$36.65

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[2]	Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2025 March	2024 December	2024 September	2024 June	2024 March
Net interest income	$18,757	$18,007	$17,109	$15,968	$15,448
FTE adjustment[3]	250	241	211	213	226

Net interest income FTE	$19,007	$18,248	$17,320	$16,181	$15,674

Net interest income FTE (annualized)[1]	$77,083	$72,595	$68,902	$65,078	$63,041
Average interest earning assets	2,164,911	2,185,859	1,998,226	1,868,019	1,817,912

Net interest margin FTE	3.56%	3.32%	3.45%	3.48%	3.47%

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[3]	Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.